Interchange

Financial Services

Corporation

America’s Community Bankers Conference

San Francisco, February 21-22, 2006

Forward Looking Statement

In addition to discussing historical information, certain statements included in or incorporated into this report relating to the financial condition, results of operations and business of the Company, which are not historical facts may be deemed “forward-looking statements” within the meaning of the
Private Securities Litigation Reform Act of 1995.  When used herein, the words “anticipate,”
“believe,” “estimate,” “expect” and other similar expressions (including when preceded or followed by the word “not”) are generally intended to identify such forward-looking statements.  Such statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in such Act, and we are including this statement for purposes of invoking these safe harbor provisions.
Such forward-looking statements include, but are not limited to, statements about the operations of the Company, the adequacy of the Company’s allowance for losses associated with the loan and lease portfolio, the quality of the loan and lease portfolio, the prospects of continued loan and deposit growth, and improved credit quality.  The forward-looking statements in this report involve certain estimates or assumptions, known and unknown risks and uncertainties, many of which are beyond the control of the Company, and reflect what we currently anticipate will happen in each case.  What actually happens could differ materially from what we currently anticipate will happen due to a variety of factors, including, among others, (i) increased competitive pressures among financial services companies; (ii) adverse changes in Government-Sponsored Enterprises (the “GSE”) status or financial condition impacting the GSE’s guarantees or ability to pay or issue debt; (iii) changes in the interest rate yield curve such as flat, inverted or steep yield curves, or interest rate environment which impact interest margins and may impact prepayments on the mortgage-backed securities portfolio; (iv) changes in consumer spending, borrowing and saving habits; (v) technological changes,
(vi) deterioration in general economic conditions, internationally, nationally, or in the State of New
Jersey; (vii) disruptions caused by terrorism, such as the events of September 11, 2001, or military actions in the Middle East or other areas; (viii) legislation or regulatory requirements or changes adversely affecting the business of the Company; and (ix) other risks detailed in reports filed by the
Company with the Securities and Exchange Commission.  Readers should not place undue expectations on any forward-looking statements.  We are not promising to make any public announcement when we consider forward-looking statements in this document to be no longer accurate, whether as a result of new information, what actually happens in the future or for any other reason.

  A diversified financial services holding company:

Principal subsidiary is Interchange Bank (since 1969)

  Total Assets:  $1.6 Billion

  Total Loans and leases:  $1.1 Billion

  Market Cap:  $378 million (As of 2/14/05)

       Book Value per Share:           $8.89

Markets Served

         Bergen County Demographics

      Total Population:                                      901,514

      Businesses:                                                          42,785

      Households:                                                       337,645

      Median Household Income: $  70,957

      Median House Price:                       $448,100

Franklin Bank acquisition in Nutley, NJ

Strategic Goals

Premier Business Bank in New Jersey

To rank in the Top 100 banks in the US

                 (based on total assets)

Strong and consistent profitability

Continue to build shareholder value

Business Lending contributes approximately
40% of the Company’s pretax earnings

Planned growth of 15% to 20% annually

Restructured and expanded our Business
Banking platform

Streamlined lending and credit administration

Implemented specialized lending units and
lending teams

Business development programs

Attract and retain talented loan officers

Focus on Business Banking

Business Banking

Commercial
Real Estate

Capital
Financing

Commercial &
Industrial Loans

SBA/ EDA
Loans

Small
Business
Loans

Equipment
Leasing

Compensating

Balances

Construction

Lending

Business
Banking

Asset Based
Lending

Business Banking

(In Millions)

Commercial loans represents 73% of total loans at 12/05 as compared to
45% at 12/98 (Objective 70%)

A strong core deposit base drives profitability

  87% of earning assets are funded by deposits

  Strong core deposit mix…low cost of funds

Non-interest bearing demand 21%

Non-maturity deposits 75%

Creates a competitive advantage

  Loyal core customer base

Balance Sheet (Funding)

On average, our customers have been with us for 12-13 years

65% of the Bank’s customer households have been with us
over 5 years

81% of current customers consider us their primary bank

77% of our customers rated us in the top 30th percentile

Bank customers rated us much higher than non-customers
rated their own banks

The majority (81%) of our customers felt that Interchange
was a stable and solid financial company and was a one stop
shop for all their banking needs.

Customer Loyalty

Core Deposit Advantage

Funding Cost Advantage To Peers

Spread benefit to peers: Interest expense as a % of total assets / Peer source: UPBR

Our focus remains on:

Innovating the customer experience

1.

Distinction in customer service

2.

Value of relationship

3.

Convenience

Disciplined pricing (Marginal Cost Pricing)

Core Deposit Strategies

Strategic Growth

Acquire whole financial companies

Purchase branches

Pursue de novo branching

Projected new denovo branches in 2006

Potential denovo branches in 2007 & 2008

Nutley, NJ

Corporate Offices (Saddle Brook, NJ)

LEGEND

RISK MANAGEMENT
AND FINANCIAL
OVERVIEW

Risk Management

    We are highly focused on risk -- evaluating it to ensure that it is either mitigated or well-balanced with the reward.

Credit Risk

Strong credit culture and policy

Independent credit administration function.

Validated by strong loan growth with minimal Commercial Loan charge-offs.

Interest Rate Risk

Emphasis on total return

Risks are commensurate with rewards

Understanding the dynamic nature of interest rates and the effects of prudent balance sheet management on current and future
earnings.

2005

Commercial loan growth of 28%

Loans to interest earning assets of 75%

ROA  1.28%

ROTE                         20.37%

Financial Overview

Balance Sheet

($ in thousands)

Net Interest Margin (%)

Competitive advantage: 21bp to All Banks
and 40bp to Mid Atlantic Banks

Mid Atlantic and All Banks
Data Source: SNL 9/05

Non-interest Income &
Expense /Average Assets (%)

Non-interest income

Non-interest expense

Net charge-offs % of loans

Credit Quality

NPA’s % of assets

Credit Quality

Return On Assets (%)

Total Equity

Tangible Equity

Return On Equity (%)

Diluted EPS

Valuable franchise in a superior market

Consistently Strong Profitability Through Varying
Economic Cycles

Uninterrupted Dividend for over 20 years

IFCJ’s value proposition has significantly exceeded major
market indices

Returning Shareholder Value

IFCJ – 10 Year Total

Return on Investment

8

%

1

5

As of 02/10/2006

Annual
Equivalent
of 20%.

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